Exhibit 4.12

EXECUTION COPY

AMENDMENT NO. 1

Dated as of February 4, 2019

To the banks, financial institutions
and other lenders
(collectively, the “Lenders”) parties
to the Credit Agreement referred to
below and to Citibank, N.A., as agent
(the “Agent”) for the Lenders

Ladies and Gentlemen:

We refer to the Amended and Restated Agreement, dated as of February 22, 2017 (the “Credit Agreement”) among Dollar General Corporation, a Tennessee corporation, the Lenders from time to time party thereto and Citibank, N.A., as administrative agent.  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

It is hereby agreed by you and us as follows:

The Credit Agreement is, effective as of the date of the Amendment Effective Date (as defined below), hereby amended as follows:

1. The definitions of “Capitalized Lease Obligations” and “Capital Leases” in Section 1.01 are deleted in full and replaced by inserting, in appropriate alphabetical order, with the following:

“Finance Lease Liabilities” means, as applied to any Person, all obligations under Finance Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Finance Leases” means all leases that have been or should be, in accordance with GAAP, recorded as finance leases.

2. The definition of “Consolidated Rental Expense” in Section 1.01 is amended by restating the second parenthetical clause in full to read “(excluding variable lease cost associated with real estate taxes, insurance and common area maintenance charges)”.

3. The definition of “Consolidated Total Debt” in Section 1.01 is amended by deleting the term “Capitalized Lease Obligations” and substituting therefor the term “Finance Lease Liabilities”.
4. The definition of “Debt” in Section 1.01 is amended by deleting the term “Capitalized Lease Obligations” and substituting therefor the term “Finance Lease Liabilities”.

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5. Section 1.03 is amended by deleting in full the second and third sentences thereof.
6. Section 5.02(a)(ii) is amended by deleting the term “Capital Leases” and substituting therefor the term “Finance Leases”.
7. Section 5.02(d)(viii) is amended by deleting the term “Capital Leases” and substituting therefor the term “Finance Leases”.

This Amendment shall become effective when the Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders (the “Amendment Effective Date”).

The Borrower hereby represents and warrants, as of the Amendment Effective Date, that (i) the representations and warranties contained in Section 4.01 of the Credit Agreement (except the representations and warranties set forth in the last sentence of Section 4.01(e) and in Section 4.01(f)(i)) are true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), as though made on and as of the Amendment Effective Date, except to the extent any of such representations and warranties refers to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Amendment Effective Date) and (ii) no event has occurred and is continuing that constitutes a Default.

On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.  This Amendment shall be deemed to constitute a “Loan Document”.

The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning a counterpart of this Amendment to Susan L. Hobart, Shearman & Sterling LLP, email: shobart@shearman.com.

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of

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an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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Very truly yours,

DOLLAR GENERAL CORPORATION

By	/s/ John W. Garratt
Name: John W. Garratt
Title: EVP & CFO

Agreed as of the date first above written:
CITIBANK, N.A,
as Agent and as Lender

By:	/s/ Carolyn Kee
Name: Carolyn Kee
Title: Vice President

BANK OF AMERICA, N.A.

By:	/s/ A Kerchmar
Name: Alexandra Kerchmar
Title: Associate

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Mahesh Mohan
Name: Mahesh Mohan
Title: Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Conan Schleicher
Conan Schleicher
Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Ekta Patel
Name: Ekta Patel
Title: Managing Director

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COMPASS BANK

By:	/s/ Daniel Feldman
Name: Daniel Feldman
Title: Senior Vice President

FIFTH THIRD BANK

By:	/s/ Mary Ramsey
Name: Mary Ramsey
Title: Senior Vice President

JP MORGAN CHASE BANK, N.A.

By:	/s/ Blakely Engel
Name: Blakely Engel
Title: Vice President

MIZUHO BANK, LTD.

By:	/s/ Raymond Ventura
Name: Raymond Ventura
Title: Managing Director

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Tracey Silverman
Name: Tracey Silverman
Title: Sr. Vice President

REGIONS BANK

By:	/s/ Louis Alexander
Name: Louis Alexander
Title: Managing Director

BRANCH BANKING & TRUST COMPANY

By:	/s/ Steven Thompson
Name: Steven Thompson
Title: Vice President

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CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Timothy Miller
Name: Timothy Miller
Title: Director

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Marianne T. Meil
Name: Marianne T. Meil
Title: Senior Vice President

BANK OF THE WEST

By:	/s/ John P. Mills
Name: John P. Mills
Title: Director

BMO HARRIS BANK N.A.

By:	/s/ Brian Doyle
Name: Brian Doyle
Title: Vice President

THE HUNTINGTON NATIONAL BANK

By:	/s/ Mike Kelly
Name: Mike Kelly
Title: V.P.

THE NORTHERN TRUST COMPANY

By:	/s/ Mike Fornal
Name: Mike Fornal
Title: Vice President

FIRST TENNESSEE BANK N.A.

By:	/s/ Drew Rodgers
Name: Drew Rodgers
Title: Senior Vice President

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